                                                                 EXHIBIT g

                                                                                                                      27


SCHEDULE OF INVESTMENTS                                                                                    (in Thousands)
                 S&P      Moody's   Face                                                                          Value
STATE            Ratings  Ratings  Amount   Issue
Alabama--8.5%    NR*      Aaa     $ 2,815   Alabama, HFA, S/F Home Mortgage Revenue Bonds, Series A-1,
                                            6.60% due 4/01/2019                                                  $ 2,895
                 BBB      Baa1      5,490   Courtland, Alabama, IDB, Solid Waste Disposal Revenue Bonds
                                            (Champion International Corporation Project), Series A, AMT,
                                            6.50% due 9/01/2025                                                    5,400


Alaska--1.0%     AAA      Aaa       1,000   Alaska State Housing Finance Corporation, Refunding Bonds,
                                            Series A, 5.875% due 12/01/2024 (a)(g)(h)                                963


Arizona--0.5%                               Maricopa County, Arizona, Pollution Control Corp., PCR,
                                            Refunding (Arizona Public Service Co.), VRDN (j):
                 A1+      P1          300      Series C, 4.15% due 5/01/2029                                         300
                 A1+      P1          200      Series E, 4.10% due 5/01/2029                                         200


Arkansas--2.0%   BBB-     Baa3      2,000   Pope County, Arkansas, PCR, Refunding (Arkansas Power and
                                            Light Company Project), 6.30% due 11/01/2020                           1,998


California       AAA      Aaa       3,730   Cathedral City, California, Public Financing Authority, Revenue
--3.6%                                      Refunding Bonds (Tax Allocation--Redevelopment Projects),
                                            Series A, 5.50% due 8/01/2017 (a)                                      3,520


Colorado--5.4%   NR*      Aa        2,000   Colorado, HFA, S/F Program, AMT, Series D-1, 7.375% due 6/01/2026      2,159
                 AAA      Aaa       3,215   Denver, Colorado, City and County Airport Revenue Bonds,
                                            AMT, Series B, 5.625% due 11/15/2008 (a)                               3,177


Florida--10.4%                              Dade County, Florida, Refunding (Seaport), UT (a):
                 AAA      Aaa       4,050      5.125% due 10/01/2016                                               3,702
                 AAA      Aaa       4,240      5.125% due 10/01/2021                                               3,820
                 BBB      Baa2      1,000   Nassau County, Florida, PCR, Refunding (ITT Rayonier Inc.
                                            Project), 6.25% due 6/01/2010                                            998
                 NR*      Baa         750   Palm Bay, Florida, Lease Revenue Refunding Bonds (Florida
                                            Education and Research Foundation Project), Series A,
                                            6.85% due 9/01/2013                                                      769
                 A1       VMIG1++     900   Pinellas County, Florida, Health Facilities Authority,
                                            Revenue Refunding Bonds (Pooled Hospital Loan Program),
                                            DATES, 4% due 12/01/2015 (j)                                             900


Georgia--1.1%    AAA      Aaa       1,000   Municipal Electric Authority, Georgia (Project One),
                                            Sub-Series A, 6.50% due 1/01/2026 (c)                                  1,047


Illinois--1.3%   NR*      Baa1    $ 1,250   Illinois Health Facilities Authority Revenue Bonds (Holy
                                            Cross Hospital Project), 6.70% due 3/01/2014                         $ 1,241

                                                                                                                      28


Indiana--2.3%    NR*      Aaa       2,000   Indianapolis, Indiana, Local Public Improvement Bond Bank
                                            Revenue Bonds, Series C, 6.70% due 1/01/2002 (i)                       2,219


Massachusetts    AAA      Aaa       3,000   Massachusetts State Water Resource Authority, General
--3.1%                                      Revenue Bonds, Series A, 6% due 8/01/2024 (a)                          3,000


Michigan--9.8%   AAA      Aaa       2,000   Detroit, Michigan, Sewer Disposal Revenue Bonds, INFLOS,
                                            7.44% due 7/01/2023 (b)(e)                                             1,792
                 A1+      VMIG1++     500   Grand Rapids, Michigan, Water Supply System, Revenue
                                            Refunding Bonds, VRDN, 4.10% due 1/01/2020 (b)(j)                        500
                                            Michigan State Hospital Finance Authority Revenue Bonds:
                 AAA      Aaa       3,100      INFLOS (Sisters of Mercy), 8.686% due 2/15/2022 (d)(e)              3,170
                 A        A           500      Refunding (Detroit Medical Center Obligation Group),
                                               Series A, 6.50% due 8/15/2018                                         505
                 AAA      Aaa       3,600   Western Townships, Michigan, Utilities Authority, Sewer
                                            Disposal System, Crossover Revenue Refunding Bonds, 6.50%
                                            due 1/01/2019 (d)                                                      3,701


Missouri--0.6%   A1+      VMIG1++     600   Missouri State Health and Educational Facilities
                                            Authority, Revenue Refunding Bonds (Washington University),
                                            VRDN, Series B, 4.10% due 9/01/2030 (j)                                  600


Nevada--1.9%     AAA      Aaa       2,000   Reno, Nevada, Hospital Revenue Refunding Bonds (Saint Mary's
                                            Regional Medical Center), Series A, 5.625% due 5/15/2023 (a)           1,860


New Mexico--     BB       Ba2       2,000   Farmington, New Mexico, PCR, Refunding (Public Service
2.0%                                        Company--San Juan Project), Series A, 6.40% due 8/15/2023              1,920


New York--22.7%  BBB+     Baa1      4,965   New York City, New York, GO, UT, Series D, 6% due 2/15/2016            4,685
                 BBB-     Baa1      6,000   New York State Dormitory Authority Revenue Bonds (Upstate
                                            Community Colleges), Series A, 6.20% due 7/01/2015                     5,920
                 AAA      Aaa       3,950   New York State Energy Research and Development Authority,
                                            Facilities Revenue Refunding Bonds (Consolidated Edison
                                            Company of New York), Series A, 6.10% due 8/15/2020 (a)                3,997
                 AAA      Aaa       2,500   New York State Energy Research and Development Authority,
                                            Gas Facilities Revenue Refunding Bonds (Brooklyn Union Gas
                                            Company), Series A, 5.50% due 1/01/2021 (a)                            2,361
                 A        Aa        3,400   New York State Environmental Facilities Corporation, PCR
                                            (State Water Revolving Fund), Series E, 6.50% due 6/15/2014            3,581
                 BBB      Baa1      2,000   New York State Urban Development Corporation Revenue Bonds,
                                            Correctional Capital Facilities, Series 6, 5.375% due 1/01/2015        1,790

                                                                                                                      29


North            A        A2        3,750   Martin County, North Carolina, Industrial Facilities and
Carolina--4.9%                              Pollution Control Financing Authority Revenue Bonds (Solid
                                            Waste Disposal--Weyerhaeuser Company), AMT, 6.80% due 5/01/2024        3,961
                 NR*      VMIG1++     700   North Carolina Medical Care Commission, Hospital Revenue
                                            Bonds (Pooled Financing Project), ACES, Series B, 4% due
                                            10/01/2013 (j)                                                           700
                 A1+      NR*         200   Raleigh-Durham, North Carolina, Airport Authority, Special
                                            Facility Revenue Refunding Bonds (American Airlines), VRDN,
                                            Series B, 4.10% due 11/01/2015 (j)                                       200


Pennsylvania     AAA      Aaa       1,950   Keystone Oaks, Pennsylvania, School District, IRS, UT,
--4.9%                                      Series D, 7.805% due 9/01/2016 (c)(e)                                  1,821
                 NR*      NR*       2,000   Pennsylvania Economic Development Financing Authority,
                                            Resource Recovery Senior Revenue Bonds (Northampton
                                            Generating), Series A, 6.50% due 1/01/2013                             1,921
                 NR*      NR*       1,000   Philadelphia, Pennsylvania, Authority for Industrial
                                            Development, Revenue Refunding Bonds (Commercial
                                            Development--Philadelphia Airport), AMT, 7.75% due 12/01/2017          1,039


Rhode                                       Rhode Island Depositors Economic Protection Corporation,
Island--4.3%                                Special Obligation Revenue Refunding Bonds, Series A:
                 A-       Baa1        830      5.75% due 8/01/2021                                                   784
                 A-       Baa1      1,170      5.75% due 8/01/2021 (k)                                             1,148
                 AA+      Aa        2,250   Rhode Island Housing and Mortgage Finance Corporation
                                            (Home Ownership Opportunity), Series 5, AMT, 6.40% due
                                            4/01/2024                                                              2,254


South            AAA      Aaa       2,000   Fairfield County, South Carolina, PCR (South Carolina
Carolina--3.7%                              Gas and Electric Co.), 6.50% due 9/01/2014 (a)                         2,113
                 A-       A1        1,500   Richland County, South Carolina, Solid Waste Disposal
                                            Facilities Revenue Bonds (Union Camp Corporation Project),
                                            Series A, AMT, 6.75% due 5/01/2022                                     1,558


Texas--3.0%      BBB      Baa2      2,980   West Side Calhoun County, Texas, Navigation District,
                                            Solid Waste Disposal Revenue Bonds (Union Carbide Chemicals
                                            Project), AMT, 6.40% due 5/01/2023                                     2,921


Utah--0.5%       AAA      Aaa         500   Utah State HFA, S/F Mortgage Revenue Bonds, Series F-2,
                                            AMT, 7% due 7/01/2027 (f)                                                518

                                                                                                                      30


West             NR*      A1        1,500   West Virginia State Hospital Finance Authority, Hospital
Virginia--1.5%                              Revenue Bonds (Charleston Area Medical Center Inc.),
                                            Series A, 6.50% due 9/01/2023                                          1,511


Wyoming--2.1%    BBB      Baa2      2,000   Sweetwater County, Wyoming, Solid Waste Disposal Revenue
                                            Bonds (FMC Corporation Project), Series A, AMT, 7% due
                                            6/01/2024                                                              2,074



                 Total Investments (Cost--$100,748)--101.1%                                                       99,213

                 Liabilities in Excess of Other Assets--(1.1%)                                                    (1,104)
                                                                                                                 -------
                 Net Assets--100.0%                                                                              $98,109
                                                                                                                 =======

              (a)MBIA Insured.
              (b)FGIC Insured.
              (c)AMBAC Insured.
              (d)FSA Insured.
              (e)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at April 30, 1996.
              (f)FHA Insured.
              (g)FNMA Collateralized.
              (h)GNMA Collateralized.
              (i)Prerefunded.
              (j)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at April 30, 1996.
              (k)Escrowed to Maturity.
                *Not Rated.
               ++Highest short-term rating by Moody's Investors Service, Inc.

Portfolio Abbreviations


To simplify the listings of Merrill Lynch Municipal Strategy Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.

ACES SM    Adjustable Convertible Extendable Securities
AMT        Alternative Minimum Tax (subject to)
DATES      Daily Adjustable Tax-Exempt Securities
GO         General Obligation Bonds
HFA        Housing Finance Agency
IDB        Industrial Development Board
INFLOS     Inverse Floating Rate Municipal Bonds
IRS        Inverse Rate Securities
PCR        Pollution Control Revenue Bonds
S/F        Single-Family
UT         Unlimited Tax
VRDN       Variable Rate Demand Notes

                 See Notes to Financial Statements.

                                                                                                                      31


STATEMENT OF ASSETS, LIABILITIES AND CAPITAL
                    As of April 30, 1996
Assets:             Investments, at value (identified cost--$100,747,757)(Note 1a)                          $ 99,213,245
                    Cash                                                                                          23,287
                    Receivables:
                      Interest                                                             $  1,864,962
                      Capital shares sold                                                       193,484
                      Investment adviser (Note 2)                                                82,100        2,140,546
                                                                                           ------------
                    Deferred organization expenses (Note 1e)                                                     185,038
                                                                                                            ------------
                    Total assets                                                                             101,562,116
                                                                                                            ------------

Liabilities:        Payables:
                      Securities purchased                                                    2,992,382
                      Dividends to shareholders (Note 1f)                                       171,479
                      Administration fees (Note 2)                                               14,769        3,178,630
                                                                                           ------------
                    Accrued expenses and other liabilities                                                       274,767
                                                                                                            ------------
                    Total liabilities                                                                          3,453,397
                                                                                                            ------------

Net Assets:         Net assets                                                                              $ 98,108,719
                                                                                                            ============

Capital:            Capital Stock (200,000,000 shares authorized)(Note 4):
                      Preferred Stock, par value $.10 per share (1,000 shares
                      of AMPS* issued and outstanding at $25,000 per share
                      liquidation preference)                                                               $ 25,000,000
                      Common Stock, par value $.10 per share (7,489,188 shares
                      issued and outstanding)                                              $    748,919
                    Paid-in capital in excess of par                                         74,125,499
                    Accumulated investment loss--net                                            (11,471)
                    Accumulated realized capital losses on investments--net                    (219,716)
                    Unrealized depreciation on investments--net                              (1,534,512)
                                                                                           ------------
                    Total--Equivalent to $9.76 net asset value per share of
                    Common Stock                                                                              73,108,719
                                                                                                            ------------
                    Total capital                                                                           $ 98,108,719
                                                                                                            ============

                   *Auction Market Preferred Stock.

                    See Notes to Financial Statements.

                                                                                                                      32


STATEMENT OF OPERATIONS

                    For the Period Ended November 3, 1995++ to April 30, 1996
Investment          Interest and amortization of premium and discount earned                                $  2,064,997
Income (Note 1d):

Expenses:           Investment advisory fees (Note 2)                                      $    175,673
                    Administrative fees (Note 2)                                                 87,837
                    Registration fees                                                            41,497
                    Amortization of organization expenses (Note 1e)                              26,784
                    Professional fees                                                            25,378
                    Printing and shareholder reports                                             20,860
                    Listing fees                                                                 19,231
                    Accounting services (Note 2)                                                 18,427
                    Commission fees                                                              17,408
                    Transfer agent fees                                                          16,207
                    Directors' fees and expenses                                                 10,599
                    Custodian fees                                                                3,740
                    Pricing fees                                                                  2,846
                    Other                                                                         6,437
                                                                                           ------------
                    Total expenses before reimbursement                                         472,924
                    Reimbursement of expenses (Note 2)                                         (389,662)
                                                                                           ------------
                    Total expenses after reimbursement                                                            83,262
                                                                                                            ------------
                    Investment income--net                                                                     1,981,735
                                                                                                            ------------

Realized &          Realized loss on investments--net                                                           (219,716)
Unrealized          Unrealized depreciation on investments--net                                               (1,534,512)
Loss on                                                                                                     ------------
Investments         Net Increase in Net Assets Resulting from Operations                                    $    227,507
--Net (Notes 1b,                                                                                            ============
1d & 3):

                  ++Commencement of Operations.


                    See Notes to Financial Statements.

                                                                                                                      33


STATEMENT OF CHANGES IN NET ASSETS
                                                                                                              For the
                                                                                                           Period Ended
                                                                                                         Nov. 3, 1995++ to
                    Increase (Decrease) in Net Assets:                                                     April 30, 1996
Operations:         Investment income--net                                                                  $  1,981,735
                    Realized loss on investments--net                                                           (219,716)
                    Unrealized depreciation on investments--net                                               (1,534,512)
                                                                                                            ------------
                    Net increase in net assets resulting from operations                                         227,507
                                                                                                            ------------

Dividends to        Investment income--net:
Shareholders          Common Stock                                                                            (1,866,786)
(Note 1f):            Preferred Stock                                                                           (126,420)
                                                                                                            ------------
                    Net decrease in net assets resulting from dividends to shareholders                       (1,993,206)
                                                                                                            ------------

Capital Stock       Proceeds from issuance of Preferred Stock                                                 25,000,000
Transactions        Net increase in net assets derived from Common Stock transactions                         75,074,418
(Notes 1e & 4):     Offering costs resulting from the issuance of Preferred Stock                               (300,000)
                                                                                                            ------------
                    Net increase in net assets derived from capital stock transactions                        99,774,418
                                                                                                            ------------

Net Assets:         Total increase in net assets                                                              98,008,719
                    Beginning of period                                                                          100,000
                                                                                                            ------------
                    End of period                                                                           $ 98,108,719
                                                                                                            ============


                  ++Commencement of Operations.


                    See Notes to Financial Statements.

                                                                                                                      34


FINANCIAL HIGHLIGHTS
                    The following per share data and ratios have been derived                                 For the
                    from information provided in the financial statements.                                 Period Ended
                                                                                                         Nov. 3, 1995++ to
                    Increase (Decrease) in Net Asset Value:                                                April 30, 1996
Per Share           Net asset value, beginning of period                                                    $      10.00
Operating                                                                                                   ------------
Performance:        Investment income--net                                                                           .31
                    Realized and unrealized loss on investments--net                                                (.20)
                                                                                                            ------------
                    Total from investment operations                                                                 .11
                                                                                                            ------------
                    Less dividends to Common Stock shareholders:
                      Investment income--net                                                                        (.29)
                                                                                                            ------------
                    Effect of Preferred Stock activity:++++
                      Dividends to Preferred Stock shareholders:
                        Investment income--net                                                                      (.02)
                      Capital charge resulting from issuance of Preferred Stock                                     (.04)
                                                                                                            ------------
                    Total effect of Preferred Stock activity                                                        (.06)
                                                                                                            ------------
                    Net asset value, end of period                                                          $       9.76
                                                                                                            ============

Total Investment    Based on net asset value per share                                                              .44%+++
Return:**                                                                                                   ============

Ratios to           Expenses, net of reimbursement                                                                  .24%*
Average                                                                                                     ============
Net Assets:***      Expenses                                                                                       1.34%*
                                                                                                            ============
                    Investment income--net                                                                         5.62%*
                                                                                                            ============

Supplemental        Net assets, net of Preferred Stock, end of period (in thousands)                        $     73,109
Data:                                                                                                       ============
                    Preferred Stock outstanding, end of period (in thousands)                               $     25,000
                                                                                                            ============
                    Portfolio turnover                                                                           127.06%
                                                                                                            ============

Leverage:           Asset coverage per $1,000                                                               $      3,924
                                                                                                            ============

Dividends           Investment income--net                                                                  $        126
Per Share on                                                                                                ============
Preferred Stock
Outstanding:

                   *Annualized.
                  **Total investment returns based on market value, which can be significantly greater or lesser than the net asset value, may result in substantially different returns. Total investment returns exclude the effects of sales loads.
                 ***Do not reflect the effect of dividends to Preferred Stock shareholders.
                  ++Commencement of Operations.
                ++++The Fund's Preferred Stock was issued on March 11, 1996.
                 +++Aggregate total investment return.



                    See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Municipal Strategy Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. These unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Municipal bonds and other portfolio securities in which the Fund invests are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valua-tions furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund may purchase or sell interest rate futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Fund is authorized to write covered call options and purchase put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Deferred organization and offering expenses--Deferred organization expenses are amortized on a straight-line basis over a five-year period beginning with the commencement of operations. Direct expenses relating to the public offering of the Common and Preferred Stock were charged to capital at the time of issuance.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.


2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is
Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.50% of the Fund's average daily net assets.

The Fund also has entered into an Administrative Services Agreement with FAM whereby FAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. The Investment Advisory Agreement obligates FAM to reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, distribution fees, brokerage fees and commissions, and extraordinary items) exceed 2.5% of the Fund's first $30 million of average net assets, 2.0% of the next $70 million of average daily net assets, and 1.5% of the average net assets in excess thereof. FAM's obligation to reimburse the Fund is limited to the amount of the investment advisory fee. No fee payment will be made to FAM during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation applicable at the time of such payment. For the period November 3, 1995 to April 30, 1996, FAM earned fees of $175,673, all of which was voluntarily waived. FAM also voluntarily reimbursed the Fund additional expenses of $213,989.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, Merrill Lynch, Pierce, Fenner & Smith Inc.
("MLPF&S"), MLFDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the period ended November 3, 1995 to April 30, 1996 were $159,797,404 and $78,704,587, respectively.

Net realized and unrealized gains (losses) as of April 30, 1996 were as follows:


                                    Realized
                                     Gains       Unrealized
                                    (Losses)       Losses

Long-term investments             $  (920,109)   $(1,534,512)
Financial futures contracts           700,393            --
                                  -----------    -----------
Total                             $  (219,716)   $(1,534,512)
                                  ===========    ===========



As of April 30, 1996, net unrealized depreciation for Federal income tax purposes aggregated $1,534,514, of which $229,734 related to appreciated securities and $1,764,248 related to depreciated securities. The aggregate cost of investments at April 30, 1996 for Federal income tax purposes was $100,747,757.

4. Capital Stock Transactions:
The Fund is authorized to issue 200,000,000 shares of capital stock, including Preferred Stock, par value $.10 per share, all of which were initially classified as Common Stock. The Board of Directors is authorized, however, to reclassify any unissued shares of capital stock without approval of the holders of Common Stock.

Transactions in common stock were as follows:



For the Period Ended
November 3, 1995++ to                               Dollar
April 30, 1996                        Shares        Amount

Shares sold                         7,448,638    $74,769,151
Shares issued to shareholders in
reinvestment of dividends              30,550        305,267
                                  -----------    -----------
Net increase                        7,479,188    $75,074,418
                                  ===========    ===========

++Prior to November 3, 1995 (commencement of operations), the Fund issued 10,000 shares to FAM for $100,000.
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Preferred Stock
Auction Market Preferred Stock ("AMPS") are shares of Preferred Stock of the Fund that entitle their holders to receive cash dividends at an annual rate that may vary for the successive dividend periods. The yield in effect at April 30, 1996 was 3.85%.

In connection with the offering of AMPS, the Board of Directors reclassified 1,000 shares of unissued capital stock as AMPS. As of April 30, 1996, there were 1,000 AMPS shares authorized, issued and outstanding with a liquidation preference of $25,000 per share.

The Fund pays commissions to certain broker dealers at the end of each auction at an annual rate ranging from 0.25% to 0.375%, calculated on the proceeds of each auction. For the period November 3, 1995 to April 30, 1996, MLPF&S, an affiliate of FAM, earned
$7,320 as commissions.